                                 APPRAISAL OF

                         AHWAHNEE GOLF COURSE & RESORT
                   National Investors Financial, Inc. Property
                          Madera County, California
                                   as of

                                May 1, 1997
                                     &
                              September 19, 1995


                                     for

                         National Investors Financial, Inc.
                           Mr. David G. Lasker, President
                          4675 MacArthur Court, Suite 1230
                          Newport Beach, California  92660



                                      by

                              R. W. Arnold, MAI, ARA
                         751 West 18th Street, P. O. Box 272
                             Merced, California  95341

[LOGO]




                                     [LETTERHEAD]


                              June 26, 1997



Mr. David G. Lasker, President
National Investors Financial, Inc.
4675 MacArthur Court, Suite 1230
Newport Beach, California  92660

Dear Mr. Lasker:

     At your request I have inspected the property owned by Ahwahnee Golf Course & Resort, Inc. for the purpose of estimating market value as of May 1, 1997 and September 19, 1995. The property consists of some 1,647.79+/- acres. Existing uses are an 18 hole golf course with clubhouse and supporting buildings; a partially completed RV park (55 spaces of an approved 600 spaces); 58 subdivided residential lots, 45 of which we are appraising; 483.50 acres of open land designated for 160 residential units; and an additional 532.16 acres with potential for some 200 more units.

     Factors and trends influencing real estate values have been considered. As one may well expect, we found no sales of properties comparable to the subject as a whole. However, we were able to find sales comparable to the subject's individual uses. My analyses, conclusions and supporting data are herewith submitted in a report of 116 pages. This appraisal meets FIRREA and Appraisal Institute Standards and Ethics as a Summary Report. In my opinion the market value of the subject property, as described herein, is as of:

 PARCEL                                          ACREAGE    5/1/97      9/19/95
--------------------------------------------------------------------------------
 OUTLOT "A"         Ahwahnee Country Club         141.53  $4,480,000  $2,430,000
 OUTLOT "B"         Ahwahnee RV Park              367.31   3,886,000   3,886,000
 PHASE I            Ahwahnee Country Club Estates 123.29   2,250,000   3,525,000
 PHASE II, III, IV  Outlots "F", "G" & "H"        483.50   5,800,000   5,800,000
                    Outlots "C", "D" & "E"       +532.16  +4,500,000  +4,500,000
                                                 ------- -----------  ----------
 TOTALS                                         1,647.29 $20,916,000 $20,141,000

                                  Respectfully submitted,

                                  /S/ R. W. Arnold
                                  ___________________________
                                  R. W. Arnold, ARA, MAI
                                  CA #AG005595

                                  CERTIFICATION

     I certify that, to the best of my knowledge and belief:

     --   the statements of fact contained in this report are true and correct.

     -- the reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

     -- I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

     -- the appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

     -- my compensation is not contingent upon the report of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

     -- my analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice, the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, the Standards of Professional Practice of the American Society of Farm Managers and Rural Appraisers, and Title XI of the Financial Institution Reform, Recovery, and Enforcement Act.

     -- the use of this report is subject to the requirements of the Appraisal Institute and American Society of Farm Managers and Rural Appraisers relating to review by its duly authorized representatives.

     -- as of the date of this report, R. W. Arnold has completed the requirements of the continuing education program of the Appraisal Institute and the American Society of Farm Managers and Rural Appraisers.

     -- R. W. Arnold has made a personal inspection of the property that is the subject of this report.

     -- J. Kenneth Hopper, MAI, and Thomas W. Austin, MAI, provided significant professional assistance to the person signing this report.

                                  /S/ R. W. Arnold
                                  __________________________
                                  R. W. Arnold, MAI, ARA

                                TABLE OF CONTENTS


APPRAISAL CONDITIONS AND DEFINITIONS........................................1

     Assumptions and Limiting Conditions....................................1
     Purpose and Function of the Appraisal..................................3
     Scope of the Appraisal.................................................3
     Definition of Market Value.............................................3
     Other Definitions......................................................4
     Highest and Best Use...................................................4
     Property Rights Appraised..............................................4

AREA ANALYSIS...............................................................5

IDENTIFICATION OF PROPERTY..................................................6

     Legal Description......................................................6
     Personal Property......................................................6
     Zoning.................................................................6
     Assessment Data........................................................7
     Flood Zone.............................................................7
     Ownership History......................................................7
     The Larger Parcel......................................................7
     Highest and Best Use...................................................7

OUTLOT "A"..................................................................9

OUTLOT "B".................................................................26

PHASE I....................................................................32

PHASE II, III & IV.........................................................35

OUTLOTS "C", "D" & "E".....................................................38

QUALIFICATIONS OF R. W. ARNOLD.............................................42


EXHIBITS:

     "A"  LAND USE DATA....................................................43
     "B"  WILDLIFE HABITAT AGREEMENT.......................................64
     "C"  AHWAHNEE COUNTRY CLUB ESTATES
           SUBDIVISION CC & R's............................................68

                                                                              1
                      APPRAISAL CONDITIONS AND DEFINITIONS

ASSUMPTIONS AND LIMITING CONDITIONS

     This appraisal report has been made with the following general assumptions:

     -- No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated. The property is assumed to be available for its highest and best use.

     -- The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

     --   Responsible ownership and competent property management are assumed.

     -- The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

     -- The appraiser assumes no responsibility for economic or physical factors occurring after the date of value which may affect the opinions herein stated. The projections included in this report are subject to changes in future conditions that cannot be accurately predicted by the appraiser and could affect the future income or value projections.

     -- No engineering survey has been made by the appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

     -- That there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

     -- That there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

     -- That unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser however, is not qualified to detect such substances. The presence of any potentially hazardous materials or substances may affect the value of the property. The value estimate is predicated on the assumption that there are no such materials or substances on or in or under the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

     -- That all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

     -- That all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

     -- That the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in the report.

     This appraisal report has been made with the following general limiting conditions:

     -- The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

     -- Any value estimates provided in the report apply to the entire property, and any proration or division of the total into fractional interests will invalidate the value estimate, unless such proration or division of interests has been set forth in the report.

     -- The appraiser, by reason of this appraisal, is not required to give further consultation, testimony, or be in attendance in court with reference to the property in question unless arrangements have been previously made.

     -- The Americans with Disabilities Act (ADA) became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, the appraiser did not consider possible noncompliance with the requirements of ADA in estimating the value of the property.

PURPOSE AND FUNCTION OF THE APPRAISAL

     We were requested to estimate the market value of Yosemite Woods Family Resort (Ahwahnee Golf Course & Resort) as of May 1, 1997 and September 19, 1995. The report will be used for financial evaluation and other analysis by National Investors Financial, Inc.

SCOPE OF THE APPRAISAL

     In the completion of this appraisal, a thorough investigation of factors and trends considered pertinent to the valuation assignment has been performed. In addition to making use of data contained in our office files, the following investigations were made:

     * Over the past thirteen years I have inspected the property numerous times. My last trip through the property, for the purpose of this valuation, was June 18, 1997.

     * Information was obtained about recent property transfers from County records, Realtors other appraisers. Copies of grant deeds were obtained to verify that each sale is bona fide. Buyers, sellers, and/or brokers were contacted to verify sale information and to obtain further details of the circumstances surrounding each sale.

     * Use was made of County road maps, geological survey maps and soil maps to gain physical information about the subject properties and the comparable sales.

     * Madera County Planning Department was consulted on conditions which may have changed since issue of the original development permit, Exhibit "A".

DEFINITION OF MARKET VALUE

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   buyer and seller are typically motivated;
     2. both parties are well informed or well advised, and acting in what they consider their own best interests;
     3.   a reasonable time is allowed for exposure in the open market;
     4. payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

     5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

[UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE, The Appraisal Foundation, December 1990, page B-7.]

OTHER DEFINITIONS

FEE SIMPLE TITLE:   Absolute ownership unencumbered by any other interest or
                    estate, subject only to the limitations imposed by the government powers of taxation, eminent domain, police power, and escheat. [American Institute of Real Estate Appraisers,
                    THE DICTIONARY OF REAL ESTATE APPRAISAL, 3rd ed., (Chicago:
                    American Institute Of Real Estate Appraisers, 1993), 140.]

HIGHEST AND BEST USE

     Highest and best use may be defined as "the reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value." [American Institute of Real Estate Appraisers, THE APPRAISAL OF REAL ESTATE, 10th ed., (Chicago: American Institute of Real Estate Appraisers, 1992), 45.]

     There are four tests or conditions that must be met when determining whether a specific use for a property is its highest and best use. The use must be legal, I.E., it must conform to zoning. The site must be physically adaptable for the use. The proposed use must be financially feasible and it must be the most productive use, yielding the highest return on investment.

PROPERTY RIGHTS APPRAISED

     All the rights of fee simple title, subject to easements and restrictions of record will be considered. Physical inspection reveals no obvious adverse interests. A preliminary title report by Commonwealth Land Title Insurance Company #M19157-90 dated October 29, 1996 was examined. The report shows delinquent taxes and numerous financial transactions between Stewart Thomas Development L.P. and National Investors Financial. No adverse easements or restrictions were discovered.

                                     [MAP]

                                  REGIONAL MAP

                                  AREA ANALYSIS

     Madera County is located in the central San Joaquin Valley 2.5 hours southeast of San Francisco and 4 hours northwest of Los Angeles. The western portion of the county is utilized for diverse agriculture whereas the eastern portion, the subject location, is dependent upon mining, recreation and retirees.

     Oakhurst is located along State Highway 41 at the 2,400' elevation. Highway 41 begins in Santa Margarita at Highway 101 near the Pacific Ocean and traverses northerly through Oakhurst terminating in Yosemite Valley, about 30 miles north of Oakhurst. Near the eastern area of Oakhurst, Highway 49 commences and heads north along the "Golden Chain" of mining towns and mines and eventually terminates in the Grass Valley area at Highway 20. Both of the highways are well travelled.

     Yosemite National Park is the obvious draw. The National Park Service provided the following data based on number of visitors entering from the respective park gates. The 1996 count did not include December as the entire park was closed because of the political debacle in Washington D.C. We did not include 1997 data to date because of the flood and resulting closure of the park.

                             1993 thru 1996 Average

     Entrance                   Visitors            % of Total
     --------                   --------            ----------
     Arch Rock (140)              970,903              23.9
     South (41)                 1,314,872              32.4
     Big Oak Flat (120 E)       1,119,854              27.6
     Tioga (120 W)                653,674              16.1
                                ---------             -----
                                4,056,730             100.0

     This data shows that an average 1,314,872 visitors passed through Oakhurst during the past four years. While many of these people are not prospective purchasers for the various entities of the subject property, the exposure is there. Yosemite, with the help of the 1997 flood, is closing many campgrounds which were politically unpopular. Thus, additional outside accommodations must be developed. Oakhurst/Ahwahnee is a logical area for some of these accommodations.

     Oakhurst is an unincorporated community and is the banking and shopping center for perhaps 35,000 to 40,000 people in eastern Madera and Mariposa Counties. As shown on the opposite page, Yosemite National Park and Bass Lake are a short distance away.

     During the past 25 years, the Mother Lode area has been developing to recreation and retirement uses which commenced in the Sacramento-Auburn area and has drifted south and north. Oakhurst has seemed to benefit the greatest in the southern portion of the Mother Lode chain. This is due no doubt to its relatively close proximity to the Los Angeles basin where many of the future retirees and recreational homeowners reside.

                         [MAP OF PROJECT SITE]

     The community has traffic congestion because the only through street is the highway. A stoplight has been installed at the three-way Highway 49-41 intersection and Highway 41 and Road 426 intersection. Bass Lake, a destination recreation area, is located about five miles northeast off Highway 41.
Ahwahnee, the subject area, is located about five miles northwest along Highway
49. The entire area is developing to rural residences on a variety of lot sizes, usually one acre minimum; many with five or more acres. These rural residence sites have on-site wells and septic systems. In summary, the economy of the area is changing from timber and agriculture to recreation and retirement.


                           IDENTIFICATION OF PROPERTY

LEGAL DESCRIPTION

Parcel 1: Lots 1 through 58, inclusive, and Outlots "F", "G" and "H" of Tract
          No. 221, in the County of Madera, State of California, as shown on a map filed in Book 38 at Pages 30 to 38, inclusive, of Maps, Madera County Records.

     Excepting therefrom Lots 20, 34, 35, 38, 40, 42, 43, 47, 48, 50, 54, 55 and
56 of said tract.

Parcel 2: Outlots "A", "B", "C", "D" and "E" of Tract No. 221, in the County of
          Madera, State of California, as shown on the map filed in Book 38 at Pages 30 to 38, inclusive of Maps, Madera County Records.

     Excepting from those portions of the Outlot "E" all coal and other minerals as reserved in United States, Patents, as Recorded in Book 7 of Patents, at Pages 25 and 436; and 30% of all oil, gas, minerals and hydrocarbon substances as reserved in deed from Martha G. Stephenson, Recorded December 27, 1975 in Book 707 at Page 620 of Official Records, Madera County Records.

     Parcels 1 and 2 are also known as Madera County APN (Assessor's Parcel Number) 55-580-01 through 19, 55-580-21 through 33, 55-580-36 through 39, 55-
580-41, 55-580-44 through 46, 55-580-49, 55-580-51 through 53, 55-580-57 and 58,
55-570-01 through 07, 57-630-01 through 03.

PERSONAL PROPERTY

     No personal property is included the valuation of this report.

ZONING

     By Minute Order Number 2743, on February 4, 1985, a Conditional Use Permit was approved for a 600 pad RV park and 18 hole golf course on approximately 530 acres of the larger parcel with single-family development on a portion of the remainder. On December 12, 1989, the Madera County Planning Commission approved Resolution PCR 89-64 which allows development of the subject in the format as described herein with certain mitigation

                                AHWAHNEE PROPERTY TAX
                                         3/97

--------------------------------------------------------------------------------
PARCEL NUMBER     1996-97 TAX      SUPPS     BACK TAXES        TOTAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
055-570-001         42,636.38       0.00     191,115.05        233,752.43
--------------------------------------------------------------------------------
055-570-002          8,752.08       0.00      55,531.67         64,283.75
--------------------------------------------------------------------------------
055-570-003            818.37       0.00       4,215.30          5,033.67
--------------------------------------------------------------------------------
055-570-004            673.55       0.00       3,474.92          4,148.47
--------------------------------------------------------------------------------
055-570-005          2,453.05       0.00       9,555.80         12,408.55
--------------------------------------------------------------------------------
055-570-006          2,218.02       0.00      15,343.49         18,586.21
--------------------------------------------------------------------------------
055-570-007          3,152.03       0.00      18,274.72          20,375.75
--------------------------------------------------------------------------------
055-580-001            630.39     377.40         432.51           1,938.60
--------------------------------------------------------------------------------
055-580-002            630.39     384.94         332.51           1,697.84
--------------------------------------------------------------------------------
055-580-003            630.39     354.52       1,213.10           2,005.01
--------------------------------------------------------------------------------
055-580-004            630.39     390.22         545.55           1,869.17
--------------------------------------------------------------------------------
055-580-005            630.39     388.70         852.29           1,877.38
--------------------------------------------------------------------------------
055-580-006            630.39     366.78         998.55           1,995.72
--------------------------------------------------------------------------------
055-580-007            577.85     349.70         635.48           1,764.03
--------------------------------------------------------------------------------
055-580-008            577.85     353.88         309.68           1,741.59
--------------------------------------------------------------------------------
088-580-009            630.39     379.64         915.29           1,926.32
--------------------------------------------------------------------------------
055-580-010            735.48     439.16       1,078.38           2,253.02
--------------------------------------------------------------------------------
055-580-011            735.48     450.46       1,008.77           2,191.71
--------------------------------------------------------------------------------
055-580-012            735.48     452.18         930.51           2,128.47
--------------------------------------------------------------------------------
055-580-013            735.48     458.04         957.40           2,150.92
--------------------------------------------------------------------------------
055-580-014            735.48     447.46       1,025.10           2,208.04
--------------------------------------------------------------------------------
055-580-015            735.48     463.70         871.95           2,071.13
--------------------------------------------------------------------------------
055-580-016            682.94     417.90         692.76           1,993.60
--------------------------------------------------------------------------------
055-580-017            735.48     437.62         937.53           2,110.73
--------------------------------------------------------------------------------
055-580-018            682.94     399.76       1,003.58           2,086.36
--------------------------------------------------------------------------------
055-580-019            682.94     393.74       1,193.84           2,275.32
--------------------------------------------------------------------------------
055-580-021            735.48     437.28       1,525.12           2,697.88
--------------------------------------------------------------------------------
055-580-022            682.94     418.40       1,387.29           2,486.63
--------------------------------------------------------------------------------
055-580-023            735.48     440.58       1,503.39           2,679.55
--------------------------------------------------------------------------------
055-580-024            735.48     432.34       1,555.59           2,724.41
--------------------------------------------------------------------------------
055-580-025            682.94     428.84       1,307.58           2,419.36
--------------------------------------------------------------------------------
055-580-026            735.48     464.84       1,346.62           2,548.92
--------------------------------------------------------------------------------
055-580-027            682.94     420.14       1,363.12           2,466.20
--------------------------------------------------------------------------------
055-580-028            735.48     444.44       1,479.33           2,659.25
--------------------------------------------------------------------------------
055-580-029            735.48     450.10       1,442.90           2,628.48
--------------------------------------------------------------------------------
055-580-030            735.48     438.02       1,520.35           2,693.85
--------------------------------------------------------------------------------
055-580-031            735.48     451.62       1,433.27           2,620.37
--------------------------------------------------------------------------------
055-580-032            735.48     458.62       1,337.29           2,581.59
--------------------------------------------------------------------------------
055-580-033            630.39     351.52       1,457.11           2,459.02
--------------------------------------------------------------------------------
055-580-036            735.48     431.22       1,563.65           2,730.55
--------------------------------------------------------------------------------
055-580-037            735.48     435.52       1,555.35           2,757.15
--------------------------------------------------------------------------------
055-580-039            735.48     455.96       1,341.33           2,542.77
--------------------------------------------------------------------------------
055-580-041            630.39     367.18       1,302.38           2,320.25
--------------------------------------------------------------------------------
055-580-044            735.48     417.62       1,950.91           2,804.01
--------------------------------------------------------------------------------
055-580-045            735.48     448.34       1,457.11           2,648.53
--------------------------------------------------------------------------------
055-580-046            735.48     431.62       1,551.42           2,728.52
--------------------------------------------------------------------------------
055-580-049            735.48     418.76       1,543.55           2,797.89
--------------------------------------------------------------------------------
055-580-051            735.48     445.22       1,474.48           2,655.18
--------------------------------------------------------------------------------
055-580-052            735.48     435.36       1,537.27           2,708.11
--------------------------------------------------------------------------------
055-580-053            735.48     405.90       1,725.95           2,867.33
--------------------------------------------------------------------------------
055-580-057            735.48     449.34       1,447.52           2,632.64
--------------------------------------------------------------------------------
055-580-058            735.48     444.82       1,231.01           2,411.31
--------------------------------------------------------------------------------
057-630-001          5,058.60      56.66      25,518.25          30,733.52
--------------------------------------------------------------------------------
057-630-002          8,094.70       0.00      44,693.38          52,793.08
--------------------------------------------------------------------------------
057-630-003          4,291.60     799.62      16,985.67          22,078.09
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                   108,679.67  19,832.94     442,420.02         570,932.63
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
requirements as shown in Exhibit "A" for documentation. The subject is a mixed land use property with 218 single-family lots, 2 recreation parcels (18 hole golf course and 600 pad RV park) and 3 outlots (for future development). The map opposite the next page shows the respective uses. The golf course is zoned as open space. The remainder is RRS, single family residential, 1 to 5 acre or larger lots.

ASSESSMENT DATA

     The chart on the opposite page was prepared by Tracy Kennedy Desmond, Madera County Treasurer and Tax Collector. It was prepared in March 1997 and was current as of June 4, 1997. Taxes were last paid in 1991-92 tax year. As of June 4, 1997 the 1996-97 taxes have not been paid.

FLOOD ZONE

     The subject property is designated Zone X, an area determined to be outside the 500 year floodplain as per FIRM Community Panel #0601700225 dated August 4, 1987.

OWNERSHIP HISTORY

     The property was purchased by Alan Thomas, etal, in 1978 when it was approved for a 690 lot single-family development with golf course, etc. Over the years, changes in title, always including Thomas, and density of the project have changed. Stewart Thomas Development L.P. a California Limited Partnership was formed. National Investors Financial Inc, a California Corporation foreclosed on the property on September 19, 1995.

THE LARGER PARCEL

     The larger parcel was purchased by Alan Thomas, etal, in 1978 for $2,200,000 or $1,333 per acre for the 1,647.79 acre site. At that time, the entire parcel was approved for 690 single-family lots and a golf course. A series of changes in the master plan commenced in 1985 and finally concluded in 1989 resulting in the current complex as permitted in Exhibit "A". The map opposite the following page shows these uses. Exhibit "C" is the CC & R's currently of record for Ahwahnee Country Club Estates.

     Elevations range from a low of 1,625' where Miami Creek exits at the southwest portion of the property to a high of 3,000' in Section 33, the eastern portion of the property. Miami Creek is normally an all year stream. The property has a water right "being 265 inches measured with a 4 inch pressure per water location to Edward J. Leonard, dated September 18, 1893, recorded September 21, 1893 in Volume 1 of water rights, Page 2, Madera County Records". This is equivalent to 1,480 gallons per minute. This water will be utilized by the golf course and other landscaping.

     The county required additional water for domestic and fire protection. Six wells have been constructed yielding approximately 400 gallons per minute. In addition, there is a 500,000 gallon storage tank and 2,500 gallon transfer tank.

                                     [PLAT MAP]

     The intersection from Highway 49, at Harmony Lane, has been completed and all main line roads and water, electrical, cable, and telephone utilities are in the main road, Opah Drive.

     The water system has been dedicated to Madera County and Maintenance District #46 formed. Cost at this point is $100 per parcel per year. The District will maintain the water system. The main roads were offered for dedication to Madera County by instrument #16284 recorded in 1991. The county will not accept them but they are built to county standards.

     As part of the mitigation process, some 300+/- acres has to be devoted to wildlife habitat. This area is hatch marked on the opposite page. The document, recorded March 20, 1991, #6911, is included as Exhibit "B".

     This property was designed to be a single parcel. The irrigation and domestic water system serves several parcels, some of which have been offered to Madera County. The property is served by septic tanks with some leach lines from the RV park and proposed residential units extending under various holes of the golf course.

     Extensive research and documentation will be required prior to sale of individual parcels, golf course, RV park, Phase I and remaining residential land to prepare easements and maintenance agreements. We are not qualified to do this research and documentation.

HIGHEST AND BEST USE

     The subject consisting of 1,647.79 acres is a unique property particularly when so close to a populated area. With today's political climate we are unsure what uses would be granted for development. Most likely the permitted use would not be allowed. Regardless, more mitigation acres for wildlife, etc., would be required.

     The subject, with entitlements, is a complex property. While some may not consider the entitled uses compatible, taken individually, they fit the community and as designed will work. Current ownership is considering condensing the residential space, possibly requesting additional units offset by additional open space. In either instance, the entitled use or changed use is the subject's highest and best use.

                               [TOPOGRAPHY MAP]

                                                                              9
                                   OUTLOT "A"
                              AHWAHNEE COUNTRY CLUB

LEGAL DESCRIPTION

     Outlot "A" of Ahwahnee Country Club Estates Subdivision, Tract No. 221 recorded in Book 38 of Maps at Pages 30 through 38, Madera County Records. The parcel contains 141.53 acres gross. The property is also known as APN 55-570-
01.  The property is shown on the opposite page.

ASSESSMENT DATA

     The Madera County Assessor assesses the property for the 1996-97 tax year as follows:

     AV Land $1,934,263 + AV Improvements $1,733,506 + Personal Property $379,643 = Total Assessed Value $4,047,412 x Approximate Tax Rate $1.00/$100 Assessed Value = Total Approximate Tax $40,474.

As buildings are added, they will be assessed at market value by supplemental tax bills. Upon sale or transfer, the property will be reassessed at market value and taxed accordingly.

SITE DESCRIPTION

     The site is improved with an 18 hole championship-length golf course which was completed in 1989. In its current configuration, the course plays to a par 70 from the championship markers (blue tees) and par 71 from the regular tees. The distance is 6,319 yards from the blue tees (championship), 5,716 yards from the white tees (regular), and 4,941 yards from the red tees. The course is rated 70.8 from blue, 68.1 from white and 68.6 from the red tees, and the respective slope ratings are 132, 125 and 119.

     The golf course was constructed of average-to-fair quality materials, but the work completed over the past two years has dramatically increased the overall project quality. Ahwahnee offers a challenging tract which meanders through the natural mountain terrain and a meadow/wetlands area. Many fairways are narrow and precise ball placement is required on both drives and approach shots. Several holes are designed with elevated tees adjacent to natural grass and there are many raised greens with sloping surrounds. Almost half the holes have doglegs and most have sloping fairways, which increases the difficulty of approach shots. Generally speaking, the course is challenging yet fair to most golfers.

     The course is irrigated through an underground sprinkler system with surface sprinklers in some areas. There are no on-site pumps specific to the golf course and water is dispersed through gravity flow and natural pressure. There is an on-site well and pump for domestic water (clubhouse) which can be used to pump water to the course, but the domestic pump has only been used once due to the adequate natural pressure throughout the course. The larger parcel has water rights to Miami Creek, which essentially runs year round. Many times in mountain regions, the native mountain grass tends to overtake both

                                  [Map]














                   Total Building Area: 12,241 Sq Ft.

                                                                             10
fairways and greens, but the current owners pre-emerged in 1996-97 and have managed to maintain approximately 90% of the seeded grasses on tees, fairways and greens.

     The leach field for the RV park is under the driving range and Hole #1. Leach fields for the other residential lots are proposed to be placed in the out-of-bounds area of Holes #9, #16 and #18.

BUILDING IMPROVEMENTS

     Supporting the golf course is a 12,241 square foot (SF) clubhouse, which was completed in 1990, see opposite page. The structure was built of class-D, average-to-good quality wood frame materials. The entry is covered and the walkway is aggregate concrete. Windows are tinted glass set in anodized aluminum frames, many of which overlook the golf course and/or driving range. The interior is divided into an entry, dining areas, bar/lounge, administrative offices, restrooms, a commercial kitchen and the pro shop. Construction materials include a concrete foundation and floor, stucco exterior walls and a modified gable roof covered with concrete tiles. Interior features include a tile entry with a rock fountain and carpeting throughout most remaining areas. Ceilings are pitched with recessed indirect lights and several attached ceiling fans. Heating and cooling is roof mounted and vents are recessed into the ceiling, along with music and a fire sprinkler system.

     The kitchen is a full-service commercial kitchen with lunch, dinner and banquet capabilities. Restrooms feature tile flooring, painted sheetrock walls and ceiling. Fixtures include three sinks, three stalls with toilets, and two urinals in the men's restroom. An exhaust fan, music and sprinklers are recessed into the ceiling.

     Immediately north of the clubhouse is a swimming pool, restroom building, miniature golf course and mechanical/storage building. The pool is surrounded by a black iron fence and there is concrete decking with sun chairs.

     There is a natural grass driving range at the base of the clubhouse which features yardage markers and nearly 300 yards of range distance. A practice putting green, chipping area and miniature golf course are also in close proximity to the clubhouse.

PROJECT HISTORY

     As indicated previously, the course was built in 1989. After completion, the course received marginal play and the lack of funds had a direct impact on the owner's ability to maintain the course. In 1993, total golf course maintenance was reported at only $13,000, which means maintenance was virtually non-existent. The irrigation system was constructed in a manner with no sprinklers around the greens and surrounds and the previous owners relied heavily on natural irrigation. Because of the lack of an adequate watering system, there was little to no grass surrounding the greens and fairway grass was also marginal. The drainage system was also inadequate in that the course would be unplayable for several days after heavy rains. Because of the lack of scheduled and required maintenance prior to 1995, the course was in fair-to-poor condition, which led to minimal play and very few returned customers.

     Since 1995, the current owners have been determined to renovate the course to a good playable condition. The drainage system was completely reconstructed (re-routed and new ponds) so that play can now resume two days after heavy rains. The irrigation system was also re-configured, automatic sprinklers were added to all 18 greens and surrounds and the back nine fairways are now fully automated. Seven tee complexes were re-built and a few of the greens were also renovated. Fairways, tees, greens and surrounds have been seeded and fertilized and all greens were recently aerated and sanded.

     The clubhouse was completed in 1990 and only minor modification has occurred since that time such as painting and general cleaning. It is currently in good condition and there are no significant repairs or renovation required.

     The improvements made to the course over the past 18 months have dramatically improved the playing condition of the golf course. It is currently in good playable condition, which will only increase as newly seeded areas begin to take shape. Future plans include re-building the 15th green and possibly two other greens, creating a few new tee complexes and continuing to rebuilt and maintain grass fairways, tees, greens and surrounds. By comparison to other courses in the area, the subject is now above-average and should continue to improve.

MARKET ANALYSIS

     The golf industry in California has seen dramatic fluctuations in prices over the past few years. During the late-1980's and early-1990's, sales prices were near all-time highs and demand for acquiring courses was good. In the mid-1990's, the industry began to show declines and in some areas prices fell as much as 50%. In the valuation section, we will analyze several golf course sales, two of which were purchased in 1990 for $15,000,000 and later sold in 1994 and 1996 for around $7,500,000. Since 1994, the market has stabilized in most areas and prices for well located good quality facilities are consistently between $7,000,000 and $8,000,000. During this same time period, green fee rates have been fairly stable with only slight increases in fees. However, over the past 12 months, some courses have increased greens fees by 5% to 10%, which is one of the largest annual increases over the past several years.

     Although some regions have shown declines over the past few years, the golf industry in other areas, such as Mariposa, Tuolumne and Calaveras Counties, is in good demand and new courses are proposed to meet the demand. In these counties, there are over 12 existing private and public courses. The area is similar to the subject in that they are foothill and mountain regions located at least 30 minutes from major metropolitan areas. Although the Oakhurst area has not been as well received as Tuolumne and Calaveras Counties, there is precedence set for the future.

     The subject property is located about 10 minutes outside the community of Oakhurst, and is about 50 minutes north of the City of Fresno. Competition in the Oakhurst area comes from River Creek Golf Course, a 9 hole course located at the southwest quadrant of Highway 49 and Road 600, about 10 minutes southwest of the subject. It was built in 1991 and includes 9 holes measuring about 3,200 yards, playing to a par 36. River Creek

                                                                             12
represents an average quality golf course supported by a small clubhouse containing 3,257 SF. Green fees are $18 for 18 holes (9 holes played twice) on weekdays and $22 on weekends. Although the actual number of rounds was not available, it reportedly has a significant amount of play. The project is inferior to the subject in quality and condition, as well as for the 9 hole format, which is less desirable for most golfers and tends to increase playing time and reduce the number of playable rounds. The subject has a competitive advantage over River Creek and should be capable of achieving green fees in excess of this course.

     There is one additional public course of note, this being the Wawona Golf Course located near the southern entrance of Yosemite National Park. This seasonal course is at an elevation of 4,500' and is closed a good part of the year due to weather. As of the date of this appraisal, the course was closed due to damage occurred during the winter storms, which caused flooding and
 .slides throughout many areas of Yosemite. Historical rates at Wawona were near $18 for 18 holes, which is slightly below the subject. The historic (built in 1918) and scenic atmosphere of Yosemite create an above-average quality course, but the 9 hole format is inferior to the subject. By comparison to Wawona, the subject should be capable of obtaining higher green fees and a greater number of rounds due to the seasonal nature of Wawona.

     The only other golf course in the area is Yosemite Lakes Park Golf Course near Coarsegold, but this is a private 9 hole tract which does not compete with the subject since it is not open for public play.

     According to the Madera County Planning Department, there are no additional courses proposed for Eastern Madera County.

     Since the subject is only 50+ minutes from Fresno, Madera and Merced, it will obtain a great deal of play from these metropolitan areas. Golfers often travel outside the city to play a good course at a reasonable price, which is what Ahwahnee offers. Because of the traveling distance, the main competition will be from other courses outside the Fresno City Limits, such as Brighton Crest near Millerton Lake and Sherwood Forest near the small City of Sanger. There are other courses lying south of the City of Fresno (such as Selma Valley), but they are either private clubs or are inferior in project quality and condition and they have not been included in this analysis.

     The subject should be very competitive with the outlying course areas of Fresno. First, the course is developed over a mountain terrain, which is uncommon for Fresno, which offers mostly flat courses with minimal undulation. Second, the quality and condition of the golf course is above average, yet green fees are reasonable. Third, the subject is above the winter fog line, which deters many golfers from playing in Fresno and the surrounding areas. Finally, Ahwahnee offers above-average supporting facilities including a natural grass practice range, and a good quality clubhouse with full bar and premium lunch potential compared to the limited hot dog and sandwiches offered at some public courses in the valley. The primary detrimental factor is the distance and travel time from the Cities of Fresno, Madera and Merced, which is at the upper-limit for recreational golfers.

GOLF COURSE SURVEY - DAILY FEE COURSES


------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                             Green Fees                                                                    Approx.
                                  -----------------------------------
                                             Monday                                                                        Number
    Course                                    to            Sat/Sun   # of         Course               Yardage              of
No.  Name    Location    Elevation          Thursday Friday Holiday   Holes  Age    Quality   Condition  (Champ.) Par Rating Rounds
------------------------------------------------------------------------------------------------------------------------------------
1   Ahwahnee Ahwahnee      1,700'   18 holes   $25    $25     $25      18  8 years   Ave-Good  Ave-Good   6,319   70  70.8    n/a
    G.C.                            Twilight   $25    $25     $25
    Subject
    Property

2   River    Oakhurst      2,000'   18 -       $18    $18     $22       9  6 years   Average   Ave-Good   6,232   72  69.3    n/a
    Creek                           TW         $18    $18     $22

3   Wawona   Yosemite      4,500'   18 -       $18    $18     $18       9  70 years  Average   Average    6,015   70  69.1    n/a
    G.C.                            TW         n/a    n/a     n/a

4   La         Valley        600'   18 -       $20    $25     $33      18  23 years  Ave-Good   Good      6,425   71  70.2  50,000
    Contenta   Springs              TW         $14    $17     $20

5   Mt.        Sonora      1,600'   18 -       $19    $22     $25      18  6 years   Ave-Good  Ave-Good   6,665   72  71.9  42,000
    Springs                         TW         $12    $14     $17

6   Forest     Murphy's    3,400'   18 -       $20    $20     $27      18  25 years  Ave-Good   Ave-Good  5,886   60  58.3  35,000
    Meadows                         TW         $20    $20     $27

7   Brighton   Millerton     600'   18 -       $35    $35     $45      18   6 years    Good     Ave-Good  6,431   72  71.4    n/a
    Crest                           TW         $25    $25     $25

8   Greenhorn  Angeles              18 -       $25    $25     $35      18   1 year     Good       Good    6,814   72   n/a    n/a
    Cr.        Camp                 TW

9   Saddle Cr. Copperopolis         18 -       $30    $30     $40      18   1 year     Good       Good
                                    TW

10  Lake Don   LaGrange             18 -       $12    $12     $18      18  25 years  Ave-Fair    Average  6,311   70  68.5  25,000
    Pedro                           TW
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                             13
However, the positive attributes should enable the subject to attract golfers from these areas, as long as green fees are reasonable and the condition of the course is maintained.

     In addition to analyzing courses in the outlying areas of Fresno, we have considered several courses to the north of the subject within Mariposa, Tuolumne and Calaveras Counties. These courses are very similar to the subject since they are foothill and mountain regions requiring at least a 30 minute travel from any metropolitan area (Merced, Stockton, Turlock and Modesto). The area surrounding Sonora and San Andreas are becoming a popular golf course region, improved with over ten, 9 or 18 hole public and private courses, some of which have been included in our survey. Because of the similarities in course quality, terrain, surrounding population and proximity to metropolitan areas, the courses in Mariposa, Tuolumne and Calaveras Counties provide reasonable comparables for green fees, number of expected yearly rounds and total revenue and expenses.

     On the opposite page is a survey of several similar daily fee golf courses. Green fees generally range between $18 and $35 during the week and $25 and $45 during weekends and holidays. Annual rounds were not available from all courses, but the general range is from 35,000 to 55,000 rounds per year. The subject's current green fees are $25 for either weekday or weekend and does not change depending upon the time of day. Since weekends and holidays are the most popular times to play, these should naturally be slightly higher than weekday rates, which is supported by the survey.

     Based on the attributes of the subject and the competing facilities, we have estimated the subject's green fees at $23 for weekdays and $28 for weekends. Some price break should also be given for late afternoon rounds, which is also supported by the survey.

     With respect to annual rounds played, the lower-end of the survey is appropriate due to the subject's course configuration, cart path rules and overall location. A total of 40,000 rounds appears reasonable.

     The changes made to the subject over the past 18 months has created a dramatic change in the opinion of local individuals and guests of the course. The number of members has increased over the past few months and total revenue for the first four months of 1997 is up over 60% from the first four months of 1996. Scheduled promotions and tournaments have increased from previous levels. From January to October 1997, the course will host over 25 non-member activities and/or tournaments, which will also help word-of mouth and future activity. Overall, the outlook for the future is very bright as long as operations and management continue in the same direction. In our opinion, the subject's ability to compete should continue to grow into the foreseeable future.

ANALYSIS AND VALUATION

     This assignment requires an estimate of the subject's market value as of May 1, 1997 (date of inspection) and September 19, 1995. For the current valuation, the sales comparison approach, income approach and cost approach were used to value the subject. The first value estimated will be known as the stabilized market value, which assumes the rounds played, total income, expenses, etc., are at a stabilized level. Once the stabilized

COMPARABLE SALES SUMMARY

CALIFORNIA GOLF COURSE FACILITIES

 --------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                                           LAND SIZE      Rounds
Sale                         COURSE TYPE      Sale       Sales      No. of    Champ.         (ACRES)      Played
No. Course Name/Location     Designer         Date       Price       Holes   Yardage         Density     at Sale
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
1 Cresta Verde                DAILY FEE      Sep-94    $7,150,000     18      5,694            N/A         n/a
  1295 Cresta Road          Randolf Scott
  Corona, CA.
------------------------------------------------------------------------------------------------------------------

2 Fountain Grove             DAILY FEE       Mar-96    $7,500,000     18      6,797            207.6       n/a
  1525 Fountain Grove Pkw.   Ted Robinson                                                     0.09
  Santa Rosa, CA.
------------------------------------------------------------------------------------------------------------------

3 San Juan Hills C.C.        DAILY FEE       Dec-94    $7,682,000     18      6,003           123.0        n/a
  32120 San Juan Creek Rd.      N/A                                                           0.15
  San Juan Capistrano, CA.
------------------------------------------------------------------------------------------------------------------
4 Carmel Mountain Ranch     SEMI-PRIVATE     Mar-95    $7,500,000     18      6,615           170.1       50,000
  14050 Carmel Ridge Rd.     Ronald Fream                                                     0.11
  San Diego, CA.
------------------------------------------------------------------------------------------------------------------
5 Summit Pointe              DAILY FEE       Feb-94    $7,250,000     18      6,331            120.4      75,000
  1500 Country Club Dr.          N/A                                                          0.15
  Milpitas, CA.
------------------------------------------------------------------------------------------------------------------
6 River Island C.C.           PRIVATE        May-92    $3,335,003     18      7,027            223.8      35,000
  31989 River Island Dr.    Robert Putman                                                     0.08
  Porterville, CA.
------------------------------------------------------------------------------------------------------------------
7 Mountain Springs G.C.     SEMI-PRIVATE     Jun-94    $3,800,000     18      6,765            203.6      30,000
  1000 Championship Dr.     Robert Graves                                                      0.09      (1993)
  Sonora, CA.
------------------------------------------------------------------------------------------------------------------
8 Canyon Oaks G.C.           DAILY FEE       Apr-94    $2,450,000     18      6,779            150.6       n/a
  999 Yosemite Drive         Golfco                                                           0.12
  Chico, CA.
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                              Price     Price    Price     Price      Par      YEAR BLT.     Club
Sale                           per      per      per        per      Rating    QUALITY       House
No. Course Name/Location      Hole      Yard     Acre      Round      Slope    Condition     Size                Remarks
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
1   Cresta Verde             $397,222   $1,256     -         -         71      1927           N/A       Average quality course with
    1295 Cresta Road                                                  67.3     AVE-GOOD                 mature trees and moderate
    Corona, CA.                                                       111      Ave-Good                 course slopes.  Minimal
                                                                                                        clubhouse facilities.
-----------------------------------------------------------------------------------------------------------------------------------
2 Fountain Grove             $416,667  $1,103    $36,127     -        72       1985           22,800    Previously sold in 1990 at
  1525 Fountain Grove Pkw.                                           72.8      GOOD                     an allocated price of over
  Santa Rosa, CA.                                                    132       Good                     $15,000,000.  Good location
                                                                                                        and well maintained.
-----------------------------------------------------------------------------------------------------------------------------------
3 San Juan Hills C.C.        $426,778  $1,280    $62,455     -        71       1967            7,500    Previously sold in 1990 for
  32120 San Juan Creek Rd.                                           68.3      GOOD                     $15,000,000.
  San Juan Capistrano, CA.                                           114       Good
-----------------------------------------------------------------------------------------------------------------------------------
4 Carmel Mountain Ranch      $416,667  $1,134    $44,092   $150       72       1986-90        21,648    According to a seller's
  14050 Carmel Ridge Rd.                                             72.9      AVE-GOOD                 representative, the club
  San Diego, CA.                                                     136       Ave-Good                 will no longer offer
                                                                                                        memberships and will
                                                                                                        promote daily use.  Some
                                                                                                        renovation took place in
                                                                                                        the early 1990's.
-----------------------------------------------------------------------------------------------------------------------------------
5 Summit Pointe              $402,778  $1,145    $60,196   $97        72        1978          6,300     Clubhouse includes pro shop
  1500 Country Club Dr.                                              70.0       GOOD                    and dining room but not the
  Milpitas, CA.                                                       121       Good                    maintenance shed and cart
                                                                                                        storage.
-----------------------------------------------------------------------------------------------------------------------------------
6 River Island C.C.          $185,278  $475      $14,902   $95        72         1964         9,512     Other improvements include
  31989 River Island Dr.                                             74.1      AVE-GOOD                 4 tennis courts and a 1,564
  Porterville, CA.                                                    124      Average                  sqft pro shop.
-----------------------------------------------------------------------------------------------------------------------------------
7 Mountain Springs G.C.      $211,111  $562      $18,660   $127       72        1990          5,804     New owners renovated the
  1000 Championship Dr.                                              71.9     AVE-GOOD                  course and improved
  Sonora, CA.                                                         128     Ave-Fair                  drainage, tees, greens,
                                                                                                        etc. Rounds played has
                                                                                                        improved from 30,000 in
                                                                                                        1993 to over 42,000 in
                                                                                                        1995.
-----------------------------------------------------------------------------------------------------------------------------------
8 Canyon Oaks G.C.           $136,111  $361      $16,268   -          72         1927         Temp.     Purchased through
  999 Yosemite Drive                                                 72.9      AVE-GOOD                 bankruptcy court. Semi-
  Chico, CA.                                                          133      Ave-Fair                private club with only 50
                                                                                                        members.  New owners
                                                                                                        proposed $1,000,000 in
                                                                                                        course improvements and an
                                                                                                        irrigation system and
                                                                                                        $2,000,000 for a new
                                                                                                        clubhouse.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------



value is reconciled, deductions will be made to account for the lost income during the stabilization of the project (rounds played, members, etc.).

     The final value will be the market value as of September 19, 1995. We considered using each approach to value, but all of the approaches could not be used for various reasons. Because of the past management problems and poor condition of the course, the property was not capable of generating a level of income required to cover operating expenses. As such, the income approach would not provide a reliable estimate of value. The cost approach was also inappropriate due to the lack of support for depreciation of a 6 year old deteriorated golf course. In our opinion, the only applicable approach for the September 1995 valuation is the sales comparison approach, in which the subject is compared to sales of golf courses in a similar condition.

     The discussion of value will begin with the stabilized market value as of May 1, 1997, and will be followed by the market value as is, as of May 1, 1997. The final section is the historical valuation as of September 19, 1995. The following discussion of value is in summary format.

STABILIZED MARKET VALUE - MAY 1, 1997

     The three approaches have been used beginning with the sales comparison approach, followed by the income approach, cost approach and reconciliation.

SALES COMPARISON APPROACH

     On the opposite page is a chart summarizing eight sales located throughout California. In summary, the sales were purchased between May 1992 and March 1996 and each represents a full-length, 18-hole golf course. The courses were built between 1927 and 1990 and most had supporting facilities such as a clubhouse and driving range. The sales prices range from $2,450,000 to $7,682,000, which is equivalent to $136,111 to $426,778 per hole.

     In the valuation of the subject, consideration is given to several factors such as location, income potential from green fees and annual rounds, course quality, condition, future potential, supporting facilities such as the clubhouse, pro shop and driving range.

     Sales 1 through 5 represent average-to-good quality courses in above-average locations, such as Corona, Santa Rosa and San Diego. These are prestigious golf course regions which are more desirable than the subject's location. Many of these public courses are achieving green fees between $40 and $75 per round, which is well above the subject's level. Because of the superior locations, course quality and/or supporting facilities, downward adjustments are needed to the unit prices extracted from Sales 1 through 5.

     Sales 6 through 8 are included primarily for the valuation of the subject as of September 1995, but are included in this analysis to set the lower-end of golf course sales prices. The sales prices of these three comparables range from $2,450,000 to $3,800,000, which is equal to $136,111 to $211,111 per hole.
In its current condition, the subject is

SUMMARY OF GROSS INCOME MULTIPLIERS
GOLF COURSE SALES

Sale                            Course         Project   Sale       Sales        Gross        Net      Net-Gross
 No.  Course Name/Location       Type          Quality   Date       Price        Income      Income     Ratio      G.I.M.   O.A.R.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
 1    Cresta Verde              Daily Fee     Ave-Good             $7,150,000   $1,200,000   $600,000    50.0%     5.96      8.39%
      Corona
-----------------------------------------------------------------------------------------------------------------------------------
 2    Fountain Grove            Daily Fee      Good      Mar-96    $7,500,000       N/A        N/A        --        --        --
      Santo Rosa
-----------------------------------------------------------------------------------------------------------------------------------
 3    San Juan Hills            Daily Fee      Good      Dec-94    $7,682,000       N/A        N/A        --        --        --
      San Juan Capistrano
                                                         Mar-90   $15,500,000   $2,150,000   $780,000    36.3%     7.21      5.03%
-----------------------------------------------------------------------------------------------------------------------------------
 4    Carmel Mountain Ranch   Semi-Private    Ave-Good   Mar-95    $7,500,000   $3,100,000   $600,000    19.4%     2.42      8.00%
      San Diego
                                                         Jul-93    $7,000,000   $1,970,000   $532,000    27.0%     3.55      7.60%
-----------------------------------------------------------------------------------------------------------------------------------
 5    Summit Pointe             Daily Fee      Good      Feb-94    $7,250,000   $1,700,000   $600,000    35.3%     4.26      8.28%
      Milpitas
-----------------------------------------------------------------------------------------------------------------------------------
 6    River Island               Private      Ave-Good   May-92    $3,335,000   $1,597,067    $71,550     4.5%     2.09      2.15%
      Porterville
-----------------------------------------------------------------------------------------------------------------------------------
 7    Mountain Springs        Semi-Private    Ave-Good   Jun-94    $3,800,000     $936,095    $98,407    10.5%     4.06      2.59%
      Sonora                                                                    (1994 inc.)
                                                                                $1,043,065   $259,832    24.9%     3.64      6.84%
                                                                                (1995 inc.)
-----------------------------------------------------------------------------------------------------------------------------------
 8    Canyon Oaks               Daily Fee      Ave-Fair  Apr-94    $2,450,000       N/A        N/A        --        --        --
      Chico
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


superior to each of these sales in quality and/or condition and upward adjustments are needed to the unit prices shown above.

     The primary unit of comparison is the price per hole analysis since this is the most common element of comparison. Other indicators, including the price per yard, price per acre, price per round, and gross income multiplier are used as supporting values. The chart on the opposite page summarizes the GIM.
After reviewing the comparable sales, it is our opinion the value of the subject is bracketed by Sale 1 at $397,222 per hole, and Sale 7 at $211,111 per hole.
We have reconciled the price per hole analysis at $300,000 per hole, which produces a total value of $5,400,000. The following chart summarizes the valuation by each unit of comparison.

     Price Per Hole:  18 holes @ $300,000/hole =                 $5,400,000
     Price Per Yard:  6,319 yards @ $800/yard =                  $5,055,200
                                             Rounded             $5,050,000

     Price Per Acre:  141.53 acres @ $35,000/acre =              $4,953,550
                                             Rounded             $4,950,000

     Price Per Round:  40,000 rounds @ $110/round =              $4,400,000
     Gross Income:  $1,409,259 x 4.00 GIM =                      $5,637,036
                                             Rounded             $5,640,000

     Giving greatest weight to the price per hole, the sales comparison approach is reconciled at $5,400,000. The additional values provide sufficient support.

     RECONCILED VALUE - SALES COMPARISON APPROACH                $5,400,000

INCOME APPROACH

     The income approach begins with estimating the subject's potential gross annual income. Because of the financial difficulties of prior years and the lack of efficient bookkeeping, we are forced to estimate the subject's stabilized income without the help of historical data. Income is generated from several sources including non-member green fee income, monthly membership dues, food and beverage, golf shop, driving range and miscellaneous. The majority of the income is derived from green fees and monthly dues. Green fees are based on the project non-member green fee rates and anticipated annual rounds played while monthly dues income is based on the projected number of members and the monthly membership rates.

     The chart opposite the following page summarizes the estimated income from green fees and monthly dues. Specific attention is given to the "blended" green fee rates.

     Because of late-afternoon specials, promotional events, coupon specials, senior discounts, etc., which are usually offered at courses such as this, the blended, or actual collected green fee rate per round will be far less than the prime-time rates. The blended rates are determined through analysis of the subject's location, anticipated demand, project

                 ESTIMATED INCOME FROM GREEN FEES AND MONTHLY DUES
                                  AHWAHNEE GOLF COURSE
                                  18 HOLE GOLF COURSE


-------------------------------------------------------------------------------
VARIABLES:
----------

NUMBER OF ROUNDS PLAYED:
  Total Member Rounds                                   17,500
  Total Non-Member Rounds                               22,000
                                                        ------
  Total Number of Golf Rounds                           40,000

  Non-Member Rounds - Monday thru Friday     60%        13,500
  Non-Member Rounds - Sat/Sun/Holiday        40%         9,000

ESTIMATED GREEN FEES:
  Weekday           Peak                                 $20.00
  Weekday           Off-Peak (midday)                    $14.00
  Weekend/Holiday   Peak                                 $28.00
  Weekend/Holiday   Off-Peak (midday)                    $20.00

BLENDED GREEN FEE INCOME (NON-MEMBERS): **
  INCOME PER ROUND - MONDAY THROUGH FRIDAY                $17.00
  INCOME PER ROUND - SAT/SUN/HOLIDAYS                     $23.00

INCOME FROM MEMBERSHIP DUES:
  Projected Number of Resident Members (lifetime)            125
  Projected Number of Non-Resident Members                   250
  Monthly Dues - Resident Members (golf dues only)        $100.00
  Monthly Dues - Non-Resident Members (golf dues only)     $50.00
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                                                      ANNUAL
ESTIMATED INCOME FROM NON-MEMBER GREEN FEES:                                          INCOME
--------------------------------------------
  MONDAY THROUGH FRIDAY            13,500  rounds   x  $17.00 per round  =  $229,500

  SATURDAY/SUNDAY/HOLIDAYS          9,000  rounds   x  $23.00 per round  =  $207,000
                                                                            --------
                                                                             > > > >    $436,500

ESTIMATED INCOME FROM MEMBERSHIP MONTHLY DUES:
----------------------------------------------

  Resident Members                    125  members  @ $100.00 per month  =  $12,500

  Non-Resident Members                250  members  @  $50.00 per month  =  $12,500
                                                                            --------
                                                                            $25,000
                                                              Annualized    x    12
                                                                            --------
                                                                             > > > >    $300,000
                                                                                        --------
TOTAL ESTIMATED INCOME FROM GREEN FEES AND MONTHLY DUES:                                $736,500
-----------------------------------------------------------------------------------------------

** Blended green fee rate considers peak play, off-peak rates, senior discounts, promotional specials and tournaments.

                                                                             16
promotion (to increase play) and also from the blended green fee income obtained from similar courses (for confidentially reasons, specific course data cannot be disclosed). Income from monthly membership dues was determined after analyzing the subject's current membership and future expectations (owner's budget), and the memberships of similar projects such as Mountain Springs Golf Course in Sonora, a project having a similar location and design.
 As shown on the chart, the green fee and monthly dues income is estimated at $736,500.

     Income from additional sources is based on a percent of total income and was estimated after analyzing income statements of similar courses, as well as reviewing the NGF Operating and Financial Profiles (1995 edition). This data is summarized on a chart entitled "Income and Expense Analysis". Based on the available data, the subject's income from all sources have been estimated at $1,416,346. From this is deducted operating expenses.

     Expenses were estimated in a similar manner and are based on a percent of total revenue. On the following page is the income approach financial summary, which outlines the income and operating expenses. As shown, total expenses are estimated at $1,019,769. Deducting expenses from gross income yields a net operating income of $396,577, which is equal to 28% of gross income. This percentage is supported by the NGF financial profile and survey of similar courses.

     The final step in the income approach is capitalizing the net income into value. Opposite the previous page is a chart summarizing several sales of golf course facilities and the overall rates extracted from the sales. The range is from 2.15% to 8.39%, with the more recent sales essentially setting the upper-end of the range. Based on the attributes of the sale and subject properties, we have selected an overall rate of 8.25%. The final value is determined by dividing the net income of $396,577 by the overall rate of 8.25%, to yield a value of $4,806,993, rounded to $4,810,000.

SUMMARY OF OVERALL RATES
GOLF COURSE SALES


------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Sale                          Course       Project   Sale     Sales       Gross        Net      Net-Gross
No.   Course Name/Location     Type        Quality   Date     Price       Income      Income      Ratio      G.I.M.    O.A.R.
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

 1    Cresta Verde           Daily Fee    Ave-Good   Sep-94   $7,150,000  $1,200,000  $600,000     50.0%      5.96      8.39%
      Corona
------------------------------------------------------------------------------------------------------------------------------
 2    Fountain Grove         Daily Fee       Good    Mar-96   $7,500,000      N/A        N/A         --        --        --
      Santo Rosa
------------------------------------------------------------------------------------------------------------------------------
 3    San Juan Hills         Daily Fee       Good    Dec-94   $7,682,000      N/A        N/A         --        --        --
      San Juan Capistrano
                                                     Mar-90  $15,500,000  $2,150,000  $780,000     36.3%      7.21      5.03%
------------------------------------------------------------------------------------------------------------------------------
 4    Carmel Mountain Ranch  Semi-Private  Ave-Good  Mar-95   $7,500,000  $3,100,000  $600,000     19.4%      2.42      8.00%
      San Diego
                                                     Jul-93   $7,000,000  $1,970,000  $532,000     27.0%      3.55      7.60%
------------------------------------------------------------------------------------------------------------------------------
 5    Summit Pointe          Daily Fee        Good   Feb-94   $7,250,000  $1,700,000  $600,000     35.3%      4.26      8.28%
      Milpitas
------------------------------------------------------------------------------------------------------------------------------
 6    River Island           Private       Ave-Good  May-92   $3,335,000  $1,597,067   $71,550      4.5%      2.09      2.15%
      Porterville
------------------------------------------------------------------------------------------------------------------------------
 7    Mountain Springs       Semi-Private  Ave-Good  Jun-94   $3,800,000    $936,095   $98,407     10.5%      4.06      2.59%
      Sonora                                                              (1994 inc.)
                                                                          $1,043,065  $259,832     24.9%      3.64      6.84%
                                                                          (1995 inc.)
------------------------------------------------------------------------------------------------------------------------------
 8    Canyon Oaks            Daily Fee     Ave-Fair  Apr-94   $2,450,000        N/A        N/A       --        --         --
      Chico
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

INCOME AND EXPENSE ANALYSIS
AS A % OF TOTAL INCOME


-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                 San Joaquin      Visalia      Brookside     Riverside     Sycamore         Lemoore
                                Country Club    Country Club  Country Club   Golf Course   Canyon GC      Golf Course
                                ------------   -------------- -------------  -----------  -------------  --------------
                                   Fresno         Visalia       Stockton       Fresno        Arvin           Lemoore
                                Fiscal May-95  1994 (10 mos.)     1993          1991      Fiscal Jun-94   Fiscal Jun-94
                                   Actual          Actual        Actual        Actual        Actual           Actual
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

Course Type                       Private         Private        Private      Municipal     Municipal        Municipal
GROSS INCOME:
  Green Fees - Monthly Dues        82.6%            54.2%          75.9%         48.2%        44.4%             57.9%
  Golf Cart Rentals                 7.6%            11.2%           5.8%         15.9%        26.7%             17.9%
  Golf Shop                         0.0% 4           0.0% 4         3.6%          6.3%         3.3%              5.6%
  Food & Beverage                   0.0% 4          23.7%          12.9%          8.1%        22.4%             13.8%
  Driving Range/Misc.               9.8% 7          10.9% 7         1.8%         21.5%         3.2%              4.8%
                                   ------           ------        ------        ------       ------            ------
  Total Income as %                100.0%           100.0%        100.0%        100.0%       100.0%            100.0%

EXPENSES (As % of Income):
  Course Maintenance/Range          43.3%            40.5%         35.9%         22.2%         41.2%           44.1%
  Food & Beverage                    3.9%            23.9%         11.1%         16.6%         18.8%            4.4%
  Pro Shop, Carts                    5.1%             9.9%          4.7%         13.5%          0.0% 2         15.0%
  Admin. & Gen./Fixed Charges       24.6%            15.6%         34.8%         22.3%         26.1%            7.8%
  Miscellaneous                      3.9%             0.0%          1.1%          0.0%         24.7% 5         13.2%
                                   ------           ------        ------        ------        ------           ------

  Total Expenses as % of Income     80.8%            89.9%         87.6%         74.6%        110.8%           84.5%

NET INCOME AS A % OF GROSS:         19.2%            10.1%         12.4%         25.4%        -10.8%           15.5%



-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                  Mountain     The Preserve    La Contenta
                                Springs G.C.   at Ball Ranch   Golf Course        NGF
                               ------------   --------------  -------------    Operating
                                   Sonora      Fresno County  Valley Springs      and
                                    1995          1996-97         1995         Financial
                                   Actual          Budget        Actual         Profiles 6
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

Course Type                       Daily Fee       Daily Fee     Daily Fee       Daily Fee
                                                                                 Courses
GROSS INCOME:
  Green Fees - Monthly Dues        56.0%            61.9%          59.3%          56.0%
  Golf Cart Rentals                29.9%            17.7%          22.7%          17.0%
  Golf Shop                         3.3% 1           9.2%          13.5%          10.0%
  Food & Beverage                   2.8% 2           8.3%           4.4% 2        12.0%
  Driving Range/Misc.               8.1%             2.8%           0.1% 3         5.0%
                                   ------           ------        ------         ------
  Total Income as %                100.0%           100.0%        100.0%         100.0%

EXPENSES (As % of Income):
  Course Maintenance/Range          30.8%            19.7%         26.0%           N/A
  Food & Beverage                    0.0% 2           6.7% 8        0.0%  2         --
  Pro Shop, Carts                   21.2%            17.7% 9       24.0% 10         --
  Admin. & Gen./Fixed Charges       20.5%            16.1%         20.9%            --
  Miscellaneous                      2.6%             1.9%         0.15%            --
                                   ------           ------        ------         ------

  Total Expenses as % of Income     75.1%            62.2%         71.1%          72.0%

NET INCOME AS A % OF GROSS:         24.9%            37.8%         28.9%          28.0%
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

 1 Net of Costs of Goods Sold.
 2 On-site restaurant is leased to separate operator.
 3 No driving range.
 4 Included with Green Fees/Dues income.
 5 Included significant legal expenses.
 6 1995 Edition.
 7 Includes Transfer/Forfeiture Fees
 8 Includes Food/Beverage Costs of Goods Sold
 9 Includes Merchandise Costs of Goods Sold and "Golf Operations"
10 Includes Merchandise Costs of Goods Sold

INCOME APPROACH - STABILIZED VALUE
AHWAHNEE GOLF COURSE

------------------------------------------------------------------------------
                                                      % of          Stabilized
                                                      Total           Income
------------------------------------------------------------------------------

ESTIMATE OF POTENTIAL GROSS INCOME:
    Green Fees                                        52.0%           $736,500
    Golf Carts/Rentals                                24.0%           $339,923
    Golf Shop/Merchandise                              5.0%            $70,817
    Food & Beverage                                   14.0%           $198,288
    Driving Range & Miscellaneous                      5.0%            $70,817
                                                     -----          ----------
    Total Gross Income:                              100.0%         $1,416,346

ESTIMATE OF OPERATING EXPENSES:

    Course Maintenance                                25.0%           $354,087
    Food & Beverage                                   11.0%           $155,798
    Pro Shop, Carts                                   13.0%           $184,125
    Admin. & Fixed Charges                            22.0%           $311,596
    Miscellaneous                                     1.00%            $14,163
                                                     -----          ----------
    Total Expenses                                    72.0%         $1,019,769

NET OPERATING INCOME:                                                 $396,577
    Net/Gross Ratio                                   28.0%

------------------------------------------------------------------------------
------------------------------------------------------------------------------

CAPITALIZATION OF NET INCOME

   Net Income            $396,577
  ------------     =     --------     =     $4,806,993
  Overall Rate             8.25%
                                            ----------
ESTIMATED VALUE BY THE INCOME APPROACH      $4,810,000
                                            ----------
------------------------------------------------------------------------------

REPLACEMENT COST NEW - APPRAISER'S ESTIMATE
SOURCE: MARSHALL VALUATION SERVICE

-------------------------------------------------------------------------------------
DIRECT COSTS - STRUCTURES/IMPROVEMENTS:

  Clubhouse & Pro Shop    12,241 SqFt   @  $90.00 per SqFt  =  $1,101,690
  Maintenance Buildings    3,000 SqFt   @  $25.00 per SqFt  =     $75,000
  Funiture, Fixtures, Equipment (including maintenance)     =    $225,000
  Landscaping, Paving, Utilities, Misc.                     =    $175,000
                                                               ----------

  SUB-TOTAL - CLUBHOUE & SUPPORTING FACILITIES:                   > > > >  $1,576,690

DIRECT COSTS - GOLF COURSE:

  Costs Include:

    Clearing, grading, irrigation system, drainage, trees, greens, fairways, service roads, cart paths, architect's fees & Misc.:

    Cost per Hole:           18 Holes   @ $125,000 per Hole =  $2,250,000

  Miscellaneous Improvements:
    Lakes, bridges, concrete flat, misc.:                   =    $250,000
                                                               ----------

  SUB-TOTAL - 18-Hole Championship Golf Course:                   > > > >  $2,500,000
                                                                           ----------

TOTAL DIRECT COSTS - GOLF COURSE & CLUBHOUSE:                              $4,076,690

PLUS: INDIRECT (SOFT) COSTS:
    Engineering, Consulting Fees, Financing, Supervision,
    Carrying costs, County Fees & Permits & Misc.:           @     12%       $489,203
                                                                           ----------

TOTAL DIRECT AND INDIRECT CONSTRUCTION COSTS:                              $4,565,893

PLUS: ENTREPRENEURIAL PROFIT:                                @     10%       $456,589
                                                                           ----------

TOTAL CONSTRUCTION COST NEW - APPRAISER'S ESTIMATE:                        $5,022,482
                                                                           ----------

                                                                           ----------
                                                             ROUNDED TO    $5,020,000
                                                                           ----------

DEPRECIATION, 3.75%                                                          -188,250
                                                                           ----------

                                                                           $4,831,750

LAND VALUE - 141.53 ACRES @ $10,000/ACRE =                                 +1,439,400
                                                                           ----------

                                                                           $6,271,150


COST APPROACH

     The cost approach derives the market value by adding depreciated improvement value to the value of the underlying land. The approach is summarized on the chart opposite the next page.

     The cost of the golf course and clubhouse was estimated after reviewing the MARSHALL VALUATION SERVICE COST HANDBOOK, and from analyzing the actual development costs of other golf courses in California. The total cost of the golf course and clubhouse is reconciled at $5,020,000. From this is deducted depreciation and obsolescence. With the exception of irrigation systems, signs, etc., the golf course itself does not depreciate, unless maintenance is poor. Because the subject has been renovated and is currently in good condition, the golf course has no measurable depreciation. However, like all building improvements, the clubhouse is a depreciating asset, and depreciation is estimated at 3.75%. Deducting depreciation from total cost new produces a depreciated improvement value of $4,831,750.

     To this is added value of the underlying land, which is estimated at $1,439,400 ($10,000/acre), for a final value by the cost approach of $6,270,000 (rounded). A summary of the approach can be found on the opposite page. Land value is estimated in the Out Lot section of this report.

RECONCILED STABILIZED MARKET VALUE

     The three approaches discussed previously produced the following values:

     Sales comparison approach                              $5,400,000

     Income approach                                        $4,810,000

     Cost approach                                          $6,270,000

     In our opinion, the sales comparison approach provides a good indication of value since market data provided a reasonable range of prices to support the subject's unit values (price per hole, acre, etc.). Because it used four physical units of comparison and one economic comparison, the approach gains reliability. However, the majority of the market data was superior to the subject in location, quality and/or condition and most required sizable adjustments. Nonetheless, the approach remains a fairly good indicator of value.

     The income approach is often given strong weight for income-producing properties such as a daily fee golf course. However, it loses reliability since there was no historical income or expense data from the subject property. Nonetheless, when considering the property type and available data, the income approach provides a reasonably good indication of value.

ESTIMATE OF DEPRECIATION - PHYSICAL DETERIORATION

-------------------------------------------------------------------------------------
DIRECT CONSTRUCTION COSTS COSTS NEW:

  Clubhouse & Proshop         12,241 SqFt   @  $90.00 per SqFt  =  $1,101,690.00
  Cart Storage/Maintenance     3,000 SqFt   @  $25.00 per SqFt  =     $75,000.00
                                                                   -------------
  Total Direct Construction Cost New:                              $1,176,690.00

Indirect Costs:                                  12%            =    $141,202.80
                                                                   -------------
TOTAL DIRECT AND INDIRECT COSTS                                    $1,317,892.80

PLUS: ENTREPRENEURIAL PROFIT:                    10%            =    $131,789.28
                                                                   -------------

TOTAL REPLACEMENT COST NEW:                                        $1,449,682.08

LESS: DEPRECIATION - PHYSICAL DETERIORATION
    Effective Age           5 Years
    Economic Life          40 Years

    TOTAL ESTIMATED DEPRECIATION - BUILDING IMPROVEMENTS:
                           5 YEARS DIVIDED BY 40 YEARS =   12.50%
                                            SAY   13.00%        = ($188,458.67)

-------------------------------------------------------------------------------------

    COST APPROACH SUMMARY
    AHWAHNEE GOLF COURSE

    ---------------------------------------------------------------------------

    Reconciled Replacement Cost New
       Golf Course & Supporting Facilites                         $5,020,000.00

    LESS: Depreciation & Obsolescence (building structures)        ($188,458.67)
                                                                  -------------

    Depreciation Improved Value                                   $4,831,541.33

    ADD: Underlying Land Value                                      $420,000.00
                                                                  -------------

    Final Estimated Value by the Cost Approach                    $5,251,541.33

                                                                  -------------
                                                  ROUNDED TO      $5,250,000.00
                                                                  -------------

    ---------------------------------------------------------------------------

     The cost approach is most effective when improvements are new and actual costs are known. When considering the age, accrued depreciation, and the support for the underlying land value, the cost approach has been given only back-up valuation weight.

     In the final analysis, similar valuation weight is given to the sales comparison and income approaches, and back-up weight is given to the cost approach. The stabilized market value has been reconciled at $5,100,000.

     RECONCILED STABILIZED MARKET VALUE                     $5,100,000

MARKET VALUE AS IS - MAY 1, 1997

     Under the previous assumption, the subject was operating at a stabilized income and rounds played. In reality, the property has not yet reached stabilized income and a deduction should be made to account for rent loss until stabilization.

     The chart opposite the following page summarizes the calculations. At the end of the first year, income should be 60% stabilized and operating expenses should be 75%. Because of required maintenance with increasing play, expenses will reach stabilization before income. By the forth year, we expect both the income and expenses will be stabilized.

     The difference between each year's net income and stabilized net income represents total lost income through the stabilization process. The discounted value of the lost income is calculated at $620,000, which is deducted from stabilized market value of $5,100,000, to yield the market value as-is, as of May 1, 1997, at $4,480,000. The following summarizes the valuation.

     Stabilized market value                                $5,100,000
     Lost income during absorption                          -  620,000
                                                            ----------

     MARKET VALUE AS IS - MAY 1, 1997                       $4,480,000

MARKET VALUE AS OF SEPTEMBER 19, 1995

     Market value as of September 19, 1995 has been determined by the sales comparison approach, in which the subject is compared to sales that were in similar condition and/or level of play. Opposite page 22 is a chart summarizing Sales 1 through 8, which were introduced in the previous section.

     Sales 1 through 5 are given minimal weight since each is vastly superior in location, course quality and condition. Sales 6 through 8 are given greatest weight due to similarities in either location, quality, condition and/or rounds per year. Sale 6 is the River Island Country Club located outside the City of Porterville. This lower-foothill course had suffered from low membership and total revenue had fallen significantly. The property was considered distressed at the time of sale and the purchase price of $3,335,000 or $185,278 per hole, is well below courses of similar quality and condition. For the subject, a further

ESTIMATE OF LOST INCOME BEFORE STABILIZATION
AHWAHNEE GOLF COURSE

------------------------------------------------------------------------------------------------------

                                                    -------------------------------------------------
                                                                                          Stabilized
                                                      Year 1      Year 2        Year 3         Year 4
                                                    --------------------------------------------------
Percent of Stabilized Income                              60%           75%          90%      100%
Percent of Stablized Operating Expenses                   75%           90%         100%      100%

  Projected Gross Income                             $849,808   $1,062,260    $1,274,711    $1,416,346
  Projected Operating Expenses                      ($764,827)   ($917,792)  ($1,019,769)  ($1,019,769)
                                                    ---------   ----------   -----------   -----------
  Projected Net Operating Expenses                    $84,981     $144,467      $254,942      $396,577

  Stabilized Net Operating Income (Year 4):          $396,577     $396,577      $396,577
                                                    ---------   ----------   -----------

  Lost Income:                                       $311,596     $252,110      $141,635
  Present Value Factor           @       8%           0.92593      0.85734       0.79383
                                                    ---------   ----------   -----------
  Present Value of Lost Income Before Stabilization  $288,515     $216,143      $112,434

  Cumulative Present Value of Lost Income            $617,092

                                                    ---------
                                         ROUNDED TO  $620,000
                                                    ---------

downward adjustment is needed for the subject's inferior quality and condition as of September 1995.

     Sale 7 is the Mountain Springs Golf Course in Sonora, which was purchased in June 1994 for $3,800,000 or $211,111 per hole. The project is similar to the subject in location, and also in the fact that the course needed renovation to the drainage, irrigation systems, a few tee complexes, fairways and greens. However, the overall quality and condition was not nearly as poor as the subject and Mountain Springs required less renovation. Mountain Springs was still generating 30,000 rounds of golf per year, which was far superior to the subject. With all factors considered, downward adjustments are needed to the sales price.

     Sale 8 is the Canyon Oaks Golf Course located outside Chico, California. In April 1994, this 18 hole course was purchased from bankruptcy court for $2,450,000 or $136,111 per hole. The project was in fair condition and the new owners were to spend over $1,000,000 in course improvements (including irrigation) and over $2,000,000 for a new clubhouse. The sale is considered fairly similar to the subject in course condition since sizable renovation was needed. The project is inferior to the subject in supporting clubhouse facilities, since there was only a temporary clubhouse at the time of sale. However, the income at the time of sale and the overall income potential of the Canyon Oak project is superior to the subject. In our opinion, both upward and downward adjustments are required to the price of $2,450,000 or $136,111 per hole.

     In the final analysis, greatest weight is given to Sale 8 and the value of the subject is reconciled at $135,000 per hole or $2,430,000. In the previous section, we used four additional units of comparison to support market value. However, both the price per round and gross income multiplier analysis could not be used because the property was not capable of generating a sufficient level of income or number of rounds to use the techniques properly. As such, the property was valued only on its physical attributes.

     The following table summarizes the estimated values under the sales comparison approach.

     Price Per Hole:  18 holes @ $135,000/hole =                 $2,430,000
     Price Per Yard:  6,319 yards @ $400/yard =                  $2,527,600
                                             Rounded             $2,530,000

     Price Per Acre:  141.53 acres @ $15,000/acre =              $2,122,950
                                             Rounded             $2,120,000

     The price per hole analysis provides the best indication of value and the sales comparison approach has been reconciled at $2,430,000.

     As previously mentioned, both the income and cost approaches are inapplicable for the valuation as of September 1995, and the market value as is has been reconciled at $2,430,000.

     RECONCILED MARKET VALUE AS OF SEPTEMBER 19, 1995            $2,430,000

COMPARABLE SALES SUMMARY
CALIFORNIA GOLF COURSE FACILITIES

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                                                     Land Size   Rounds   Price    Price
Sale                           Course Type     Sale      Sales     No. of   Champ.   (ACRES)     Played    per      per
No.   Course Name/Location      Designer       Date      Price     Holes   Yardage   Density    at Sale    Hole    Yard
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
 1    Cresta Verde               Daily Fee     Sep-94   $7,150,000   18      5,694     N/A        n/a    $397,227  $1,256
      1295 Cresta Road           ---------
      Corona, CA.              Randolf Scott

-------------------------------------------------------------------------------------------------------------------------
 2    Fountain Grove             Daily Fee     Mar-96   $7,500,000   18      6,797    207.6       n/a    $416,667  $1,103
      1525 Fountain Grove Pkw.   ---------                                            -----
                               Ted Robinson                                           0.09
      Santa Rosa, CA.
-------------------------------------------------------------------------------------------------------------------------
 3    San Juan Hills C.C.        Daily Fee     Dec-94   $7,682,000   18      6,003    123.0       n/a    $426,778  $1,280
      32120 San Juan Creek Rd.   ---------                                            -----
      San Juan Capistrano, CA.      N/A                                                0.15
-------------------------------------------------------------------------------------------------------------------------
 4    Carmel Mountain Ranch     Semi-Private   Mar-95   $7,500,000   18      6,615    170.1      50,000  $416,667  $1,134
      14050 Carmel Ridge        ------------                                          -----
                                Ronald Frearn                                          0.11
      San Diego, CA.
-------------------------------------------------------------------------------------------------------------------------
 5    Summit Pointe              Daily Fee     Feb-94   $7,250,000   18      6,331    120.4      75,000  $402,778  $1,145
      1500 Country Club Dr.      ---------                                            -----
      Milpitas, CA.                  N/A                                                0.15
-------------------------------------------------------------------------------------------------------------------------
 6    River Island C.C.           Private      May-92   $3,335,000   18      7,027    223.8      35,000  $185,278    $475
      31989 River Island Dr.      -------                                             -----
      Porterville, CA.          Robert Putman                                          0.08
-------------------------------------------------------------------------------------------------------------------------
 7    Mountain Springs G.C.     Semi-Private   Jun-94   $3,800,000   18      6,765    203.6      30,000  $211,111    $562
      1000 Championship Dr.     ------------                                          -----
      Sonora, CA.               Robert Graves                                          0.09      (1993)

-------------------------------------------------------------------------------------------------------------------------
 8    Canyon Oaks G.C.          Daily Fee      Apr-94   $2,450,000   18      6,779    150.6       n/a     $136,111   $361
      999 Yosemite Drive        ---------                                            -----
      Chico, CA.                Golfco                                                0.12
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                 Price    Price    Par     YEAR BLT.     Club-
Sale                              per      per    Rating    QUALITY      House
No.   Course Name/Location       Acre     Round   Slope    Condition     Size    Remarks
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
 1    Cresta Verde               --         --       71      1927         N/A    Average quality course with mature
      1295 Cresta Road                             67.3   Ave-Good               trees and moderate course slopes.
      Corona, CA.                                         --------               Minimal clubhouse facilities.
                                                   111    Ave-Good
-------------------------------------------------------------------------------------------------------------------------------
 2    Fountain Grove            $36,127     --        72      1985      22,800   Previously sold in 1990 at an allocated
      1525 Fountain Grove Pkw.                      72.8    Good                 price of over $15,000,000. Good location
                                                            ----                 and well maintained.
      Santa Rosa, CA.                               132     Good
-------------------------------------------------------------------------------------------------------------------------------
 3    San Juan Hills C.C.       $62,455     --        71      1967       7,500   Previously sold in 1990 for $15,000,000
      32120 San Juan Creek Rd.                      68.3    Good
      San Juan Capistrano, CA.                              ----
                                                    114     Good
-------------------------------------------------------------------------------------------------------------------------------
 4    Carmel Mountain Ranch     $44,092     $150     72     1986-90     21,648   According to a seller's representative,
      14050 Carmel Ridge                           72.9   Ave-Good               the club will no longer offer memberships
                                                          --------               and will promote daily use. Some
      San Diego, CA.                               136    Ave-Good               renovation took place in the early 1990's.
-------------------------------------------------------------------------------------------------------------------------------
 5    Summit Pointe             $60,196     $97      72      1978        6,300   Clubhouse includes pro shop and dining
      1500 Country Club Dr.                        70.0   Ave-Good               room but not the maintenance shed and
      Milpitas, CA.                                       --------               cart storage.
                                                   121     Good
-------------------------------------------------------------------------------------------------------------------------------
 6    River Island C.C.         $14,902     $95      72      1964        9,512   Other improvements include 4 tennis
      31989 River Island Dr.                       74.1   Ave-Good               courts and a 1,564 sqft pro shop.
                                                          --------
      Portersville, CA.                            124    Average
-------------------------------------------------------------------------------------------------------------------------------
 7    Mountain Springs G.C.     $18,660     $129     72      1990        5,804   New owners renovated the course and
      1000 Championship Dr.                        71.9   Ave-Good               improved drainage, tees, greens, etc.
                                                          --------               Rounds played has improved from
      Sonora, CA.                                  128    Ave-Fair               30,000 in 1993 to over 42,000 in 1995.
-------------------------------------------------------------------------------------------------------------------------------
 8    Canyon Oaks G.C.          $16,268     --       72      1927        Temp.   Purchased through bankruptcy court.
      999 Yosemite Drive                           72.9   Ave-Good               Semi-private club with only 50 members.
                                                          --------               New owners proposed $1,000,000 in course
      Chico, CA.                                   133    Ave-Fair               improvements and an irrigation system
                                                                                 and $2,000,000 for a new clubhouse.
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

VALUATION SUMMARY

     After carefully considering all of the data and pertinent information in regard to the property under appraisal, it is our opinion that the market values of the fee simple estate are as follows:

     STABILIZED MARKET VALUE - MAY 1, 1997                  $5,100,000
     MARKET VALUE AS IS - MAY 1, 1997                       $4,480,000

     MARKET VALUE AS IS - SEPTEMBER 19, 1995                $2,430,000

                                   OUTLOT "B"
                                AHWAHNEE RV PARK

LEGAL DESCRIPTION

     Outlot "B" of Ahwahnee Country Club Estates Subdivision, Tract No. 221 recorded in Book 38 of Maps at Pages 30 through 38, Madera County Records. The parcel contains 360.77 acres net, 367.31 acres gross. The property is also known as Madera County APNs 55-570-02 and 57-630-01. They are assessed as
134.81 acres and 232.50 acres respectively. Approximately 80 acres, the west one-half of the northwest one-quarter of Section 33 is assessed with this parcel although it is in Outlot "E".

ASSESSMENT DATA

     The property is assessed and taxed by Madera County for the 1996-97 tax year as follows:

     AV Land $740,177 + AV Improvements $547,705 = Total Assessed Value $1,287,882 x Tax Rate $1.014569/$100 Assessed Value = Total Tax $13,066.45.

Upon sale or transfer, the property will be reassessed at market value and taxed accordingly.

SITE DESCRIPTION

     This acreage is designated for a 600 space RV park and native habitat in substantially the configuration shown on the opposite page. Interior roads are to a minimum of 20 foot paved section. Each space is a minimum of 30' by 60' with a graveled pad and parking for two vehicles in front of the RV. Utilities are electrical service with 20, 30 and 50 amp outlets, sewer, water, telephone and television. A propane system will be installed for park owned cabins. See the drawing of typical space layout opposite the next page.

     Opposite the entry road is a 1,600 SF clubhouse on concrete foundation and floor, wood-frame, plyscore exterior and composition shingle roof. The building has a kitchen, restrooms and meeting room. One of four restrooms, 911 SF each, has (female - 3 showers, 3 water closets, and a triple vanity) and (male - 3 showers, 2 water closets, 2 urinals and a double vanity).

     The leach fields for the park's septic systems are under the driving range, hole 1 and the out of bounds between holes 6 and 9. Should these parcels be separated, easements and maintenance agreements must be agreed upon.

     The park is to be operated as a membership only facility substantially like Bass Lake Recreation Resort RV Park in Bass Lake but under the Coast to Coast program.

     At date of value, park roads are pioneered, 55 spaces are complete and in operation. Utilities are extended to the next expansion phase. There are 100 additional spaces currently under construction with completion estimated for August 1st. The parcel contains

                                                                             27
a permit for 600 spaces so only 9.17% of the parcel or 33.7 acres are used with 333.6 acres for future development.

     The 175 space Bass Lake Recreation Resort RV Park has been operating since 1984 as a membership only park. Occupancy of this type facility cannot be compared with a park serving the public. As we found in our rent survey, there are few short term RV spaces available in the Bass Lake, Oakhurst area except those offered by the forest service. The "available" spaces are rented at $15 - $20 per night. Occupancy is 90% plus year round. The Bass Lake Recreation Resort is operating at 28% occupancy year round by members only.

     With the amenities available to the subject, Ahwahnee Golf Course, Bass Lake and Yosemite, we would expect occupancy to be at 50% within two years of converting to a conventional park.

     No operational costs are available for several reasons. The subject is operated as a membership park and no records are available. The foreclosure fairly well stopped occupancy. No promotion has been made. We can make an income and expense projection based on previous RV park appraisals.

Gross Income $20/night x 55 spaces x 365 days =                  $401,500
     Vacancy and rental loss - 50%                               -200,750
                                                                 --------
Adjusted Gross Income                                            $200,750

Expenses:

     Taxes                                  $13,100
     Advertising                              2,000
     Utilities                               40,000
     Maintenance                              5,000
     Management                              24,000
     Insurance                                5,000
     Employees                               12,000
     Miscellaneous                           +5,000              -106,100
                                             ------              --------

Net (47%)                                                        $ 94,650

VALUATION

     In the typical appraisal of an income producing property, three approaches to value are used, cost, sales comparison and income. In this instance no historic costs are available. We rely on MARSHALL VALUATION SERVICE data and contractor estimates from those capable of developing the park. We found several sales of parks in Northern California from which we develop value indicators. In the income approach, we were unable to get income and expenses data.

COST APPROACH

     Land value is estimated at $10,000 per acre from sales in the Outlot "C", "D" and "E" valuation section. Depreciation is judged to be 5% as the building improvements are new and park maintenance appears to be good.

Land value - 33.7 acres @ $10,000/acre =                         $337,000
Building improvements - $6,000/space
     x 55 spaces =                          $330,000
Depreciation                                 -16,500             +313,500
                                            --------             --------

Depreciated value of improved park                               $650,500
Future development acreage - 333.6 acres
     @ $10,000/acre =                                          +3,336,000
                                                               ----------

Value indicated by cost approach                               $3,986,000

SALES COMPARISON APPROACH

     We searched for sales in smaller communities of Northern California.
Income and expense data were not available from any of the sales. The following sales chart shows pertinent data on each transaction.


                                    Sales Price
Sale    Sale                          Spaces      Rec.Date       Seller
No.     Date       Location          $/Space       Doc #         Buyer            Remarks
------------------------------------------------------------------------------------------------------------
 1     Mar-94   Shasta KOA          $1,000,000    4/1/94      Lewellen            Bankruptcy sale of
                900 N. Mt. Shasta          114     5644        Merlow             typical KOA in fair
                Mount Shasta            $8,772                                    condition
                APN 57-631-230
                Siskiyou

 2     Apr-95   Redding RV Park     $1,165,000    3/28/95       Gordon            Park is 5 years old
                419 Boulder Drive          110    3272-5         Edney            & in good condition
                Redding                $10,590
                APN 116-180-05
                Shasta

 3     Apr-97   Yosemite Pines      $1,900,000    Pending                         Park is 2 years old
                20450 Old Hwy 120          199                                    & in good condition
                Groveland               $9,548                                    Escrow to close
                APN 7-000-00                                                      7/1/97
                Tuolumne

       May-97   Subject                     52


     Sale 1 is not representative of the market. It is of inferior quality and, as a bankrupt property, was not in good condition. Sales 2 and 3 are indicative of the subject's value. The value of the 55 completed spaces is estimated to be $10,000 each. To this we add the value of the remaining site consisting of 333.6 acres and approved for 545 spaces.

     Existing Spaces     55 x $10,000/space                        $500,000
     Future Land         333.6 ac x $10,000/ac                   +3,336,000
                                                                 ----------

     The value indicated by the sales comparison approach is     $3,886,000

INCOME APPROACH

     We do not have sufficient data from the subject or sales to develop this approach. Rather than speculate on unsupported numbers, we suggest not using the approach is more prudent.

VALUE CONCLUSION

     The cost approach indicated $3,986,000 and is somewhat suspect due to the lack of historical data. However, it is an indication of the high range of value. The sales comparison approach $3,886,000 is supported by reliable sales which are in a relatively tight value range. We rely on the sales comparison approach. Our analysis reveals no change in value between May 1, 1997 and September 19, 1995.

     The value indicated for Outlot "B" is, as of May 1, 1997 and September 19, 1995, $3,886,000.

                                     PHASE I
                          AHWAHNEE COUNTRY CLUB ESTATES

LEGAL DESCRIPTION

     Lots 1 through 58, inclusive, as shown on map of Tract Number 221, Ahwahnee Country Club Estates Phase I, filed and recorded June 28, 1991, in Volume 38 of Maps, at Pages 30 to 38, Madera County Records. Excepting Lots 20, 34, 35, 38, 40, 42, 43, 47, 48, 50, 54, 55 and 56. Thus, a total of 47 lots. The property is also known as Madera County APN's 55-580-01 through 19, 21 through 33, 36, 37, 39, 41, 44, 45, 46, 49, 51 through 53, 57 and 58. The total parcel contains
123.29 acres gross.

ASSESSMENT DATA

     The Madera County Assessors Office assesses the property for the 1996-97 tax year as follows:

     AV Land $2,775,000 x Tax Rate $1.00079/$100 = Tax $27,771 + Special
     Assessment $19,776 = Total Taxes $47,547.

SITE DESCRIPTION

     Ahwahnee Country Club Estates consists of 218 lots with an average size of
2.64 acres, 114,998 SF. Phase I is 58 lots which are complete with electricity and water in place. These lots are relatively flat and all with good building sites. Some lots back up to the golf course, others have views of the course and the remaining lots have views of the hill country, oak trees and rocks. The plat on the opposite page shows Phase I. All lots have public water, power, telephone and cables underground.

SITE HISTORY

     In mid 1991, an attempt to market the 58 lots in Phase I was commenced at prices of $95,000 to $190,000. As the clubhouse was not even started, a $10,000 discount was offered. In addition, a $15,000 discount was offered for cash. Lots 40 and 55 were sold under these terms, I.E., $100,000 and $120,000 respectively. Marketing was stopped in January 1992 in order to substantially complete the country club improvements before re-entering the market. Advertising was commenced in June 1992. Since re-entering the market, eleven lots have been sold at $80,000 to $125,000 before again being stopped. Two lots were sold after the foreclosure for $55,000 each. Since then, no marketing attempts have been made. The remaining lots are to be sold as time share improved parcels. Of the eleven lots sold, seven have been improved with quality dwellings similar to that in the following photograph. The time share single family residences are to be of similar quality.

VALUATION

     Thirteen lots have sold since September 1994 in River Creek Estates. These lots are nearly adjacent and sold for $50,000 to $86,000, an average of $66,962. As discussed in the Ahwahnee Country Club analysis, River Creek is a nine hole golf course inferior to the subject.

     Twenty lots have sold in Miami Creek Estates since January 1994. These lots are nearly adjacent and sold for $42,500 to $80,000, an average price of $56,579. They have no golf course.

     The Greenhorn Creek development near Angels Camp is a bulk sale transferred 19 lots at $59,853 each since January 1995. They are adjacent to an 18 hole golf course.

     Bass Lakes Estates is scheduled on the market shortly at a low of $75,000. This development is close to the lake but not a golf course.

     The earlier sales in Ahwahnee Estates were in a different economic climate. Our sources state that they sold at market. However, values are different today and the lack of sales indicates a downward trend.

     We believe the subject to have a competitive edge on the sales discussed above because of the golf course. A prudent value range appears to be $50,000 assuming reasonable promotion.

     In my opinion, the market value of the subject 45 lots, as of May 1, 1997, is (45 lots x $50,000/lot) $2,250,000.

MARKET VALUE AS OF SEPTEMBER 19, 1995

     Based on sales within the subdivision and other developments prior to September 1997, we find a downward trend from the earlier $120,000 plus per lot value. We suggest a reasonable value for the lots, as of September 19, 1995, is ($75,000/lot x 47 lots) $3,525,000.

VALUATION SUMMARY

     Market value as of May 1, 1997                              $2,250,000

     Market value as of September 19, 1995                       $3,525,000

                               PHASE II, III & IV
                          AHWAHNEE COUNTY CLUB ESTATES

LEGAL DESCRIPTION

     Outlots "F", "G" and "H" of Tract Number 221 in the County of Madera, State of California, Book 38, Page 30 to 38. The property is also known as APN 55-570-05, 06 and 07.

ASSESSMENT DATA

     The Madera County Assessor Office assesses the property for the 1996-97 tax year as follows:

     AV Land $620,381 x Tax Rate $1.00079/$100 = Total Taxes $6,208.71.

SITE DESCRIPTION

     The subject consists of some 483.5 acres. It is approved for 160 residences.

     Outlot         Phase          Acreage        Lots
     ------         -----          -------        ----
      "F"            II             244.67         81
      "G"            III            122.66         41
      "H"            IV            +116.17        +38
                                   -------        ---
                                    483.50        160

     Phase II and III have some lots overlooking the golf course and others have views of the hillsides. Phase IV will have hillside views with the possibility of some RV park overlook. These lots average 3.02 acres in size. As these lots are not mapped, changes in concept and realignment of Road 621 could change density and possibly trigger additional wildlife habitat easement acreage.

     Topography is gentle to relatively steep. However, with an average of three acres per lot, a suitable site will be found without damaging the indigenous trees.

VALUATION

     We searched for sales of residential acreage properties with entitlements and found none. The following chart shows sales of properties purchased for development. One will note there has been no decrease nor increase in value. At best, activity has been slow. The lack of activity is not considered a negative or downward trend.


 Sale     Sale                          Sales                             Rec. Date  Seller
  No.     Date    Location              Price    Acres   $/Acre    Zone     Doc #    /Buyer
--------------------------------------------------------------------------------------------
   1     Jan-91   SEC Hwy 99 &        $ 210,000   20.11  $10,443   Res     3/29/91  Albright
                  Sunrise                                                   #07953  Clay
                  Ahwahnee
                  APN 55-141-39

   2     Oct-91   Tuolumne City       3,120,000    316     9,873   Multi   11/1/91  West Coast
                  APN 9-060-30, 31;                                Use      18059   Loveless
                  9-111-07, 08, 09;
                  9-131-08; 9-132-01,
                  07, 08, 09, 10;
                  9-133-13, 15;
                  62-040-08; 62-100-
                  22;
                  62-630-01, 04, 06

   3     Jul-92   Shaver Lake         1,300,000  127.94   10,161  Res     7/23/94   Bretz
                  APN 130-140-60,                                          103417   SLFP
                  83, 86

         May-97   Subject                         483.5           Res



     The subject has entitlements to 160 residential lots whereas none of the sales have any. This is a major value factor in that time and money must be spent in order to secure these rights. The subject is superior to the sales on this factor alone. We suggest a value of $12,000/acre represents market value of Phases II, III and IV. We conclude the value to be the same for May 1, 1997 and September 19, 1995 ($12,000/ac x 483.5 ac = $5,802,000), rounded $5,800,000.

                             OUTLOTS "C", "D" & "E"

LEGAL DESCRIPTION

     Outlots "C", "D" and "E" of Tract Number 221 in the County of Madera, State of California, Book 38, Page 30 to 38. The property is also known as APN 55-570-03 and 04 and 57-630-02.

ASSESSMENT DATA

     The Madera County Assessor Office assesses the property for the 1996-97 tax year as follows:

     AV Land $871,995 x Tax Rate $1.00079/$100 = Total Taxes $8,726.84.

SITE DESCRIPTION

     These properties include two small lots overlooking the golf course and a large parcel at the east edge of the property. Total area is 532.16 acres. The two small lots, Outlots "C" and "D" gently slope toward the golf course. Outlot "E", like Outlots "C" and "D", is held for future development. Outlot "E" also contains the 300+/- acres of Wildlife Conservation Easement. This area is the steeper and more remote area of the property.

     Miami Creek flows through the property. As the larger parcel is entitled to 1,450 GPM of this year round flow a reservoir has been constructed. Water from this source irrigates the golf course and other landscaping by gravity. Water pressure on the golf course is reportedly 125 pounds. Additional wells and a storage tank are located on a hill within the easement. According to current management, only during the drought year of 1994 was the latter system needed.

     The Wildlife Conservation Easement is hatch marked on the opposite page. This easement is required in order to develop as entitled, I.E., Outlots "A" and "B", Phases I, II, III and IV and some undetermined development on Outlot "E".

     Arguments can be made that the easement contributes no value to the property. As stated earlier, no easement, no development. To the contrary, many would suggest the easement should be valued at the same value as buildable acreage. We conclude that Outlot "E" has a value toward the buildable acreage.

VALUATION

     We searched for sales of properties zoned for residential use, but without entitlements.. We found the following sales which are representative of the subject if fully developable.


 Sale     Sale                          Sales                             Rec. Date  Seller
  No.     Date    Location              Price    Acres   $/Acre    Zone     Doc #    /Buyer
--------------------------------------------------------------------------------------------
   1     Jan-91   SEC Hwy 99 &        $ 210,000   20.11  $10,443   Res     3/29/91  Albright
                  Sunrise                                                   #07953  Clay
                  Ahwahnee
                  APN 55-141-39

   2     Oct-91   Tuolumne City       3,120,000    316     9,873   Multi   11/1/91  West Coast
                  APN 9-060-30, 31;                                Use      18059   Loveless
                  9-111-07, 08, 09;
                  9-131-08; 9-132-01,
                  07, 08, 09, 10;
                  9-133-13, 15;
                  62-040-08; 62-100-
                  22;
                  62-630-01, 04, 06

   3     Jul-92   Shaver Lake         1,300,000  127.94   10,161  Res     7/23/94   Bretz
                  APN 130-140-60,                                          103417   SLFP
                  83, 86

         May-97   Subject                         483.5           Res




     As part of the larger parcel this outlot would command $10,000 per acre as indicated by the sales. However, as an individual parcel, we believe the value would be less, say, $8,500 per acre. The indicated value of Outlots "C", "D" and "E" is ($8,500/acre x 532.16 ac = $4,523,360), rounded $4,500,000.

                         QUALIFICATIONS OF R. W. ARNOLD

EXPERIENCE:

California Division of Highways - 1959 to 1963
Independent Fee Appraiser - 1963 to date

APPRAISED FOR:

Federal, State and Local Governmental Agencies, Financing Institutions, Attorneys, Corporations, Investors and Property Owners.

Properties in Alpine, Amador, Calaveras, Fresno, Inyo, Madera, Mariposa, Merced, Monterey, Placer, Sacramento, San Benito, San Bernardino, San Joaquin, Stanislaus and Tuolumne Counties.

EDUCATION:

Bachelor of Science Degree - California State University, Fresno, 1958

Attended various classes, seminars and conferences by colleges, universities and professional appraisal organizations.

PROFESSIONAL AFFILIATIONS:

Member Appraisal Institute, MAI designation.

Member American Society of Farm Managers and Rural Appraisers, ARA designation.

Both organizations conduct voluntary programs of continuing education for their designated members. I am current under both programs.

State of California Certified General Real Estate Appraiser, OREA #AG005595

Assistant Regional Member for the Review and Counseling Division Region I of AI. American Right-of-Way Association
Merced County Association of Realtors, Realtor Member
Committee member and officer in the above organizations
National Association of Realtors
California Association of Realtors
Member of Merced County Assessment Appeals Board, 1977 through 1991

EXPERT WITNESS:

Superior Courts of the following counties: Fresno, Los Angeles, Madera, Mariposa, Merced, Monterey, San Benito, San Joaquin, Santa Barbara, Stanislaus and Tuolumne.
United States District Court for the Eastern District of California